    Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS FIRST QUARTER FINANCIAL RESULTS
Diversification strategy and operational execution supporting profitability

First Quarter 2023 Highlights
•Net sales of $973.3 million in the first quarter, down 41% year-over-year
•Net income of $7.3 million, or $0.29 per diluted share, in the first quarter, down 96% year-over-year
•EBITDA of $52.5 million, down 83% year-over-year
•Quarterly dividend of $1.05 per share paid totaling $26.6 million in the first quarter
•Continued execution of diversification strategy with North American RV OEM net sales less than 48% of total net sales for twelve months ended March 31, 2023
•Inventory reduction of $120 million versus prior quarter
Channel Categories
RV OEM
•Net sales of $400.1 million in the first quarter, down 62% year-over-year, driven by a nearly 55% decline in North American wholesale shipments for the quarter compared to same quarter in 2022
•Content per North American travel trailer and fifth-wheel RVs for the twelve months ended March 31, 2023, increased 21% year-over-year to $5,881
Adjacent Industries OEM
•Net sales of $358.1 million in the first quarter, up 1%, year-over-year
•North American marine OEM net sales in the first quarter of $119.3 million, down 6% year-over-year
•Content per North American power boat for the twelve months ended March 31, 2023, decreased 3% year-over-year to $1,608
Aftermarket
•Net sales of $215.1 million in the first quarter, down 13% year-over-year, driven by a decline in automotive aftermarket sales

Elkhart, Indiana - May 9, 2023 - LCI Industries (NYSE: LCII) which, through its wholly-owned subsidiary, Lippert Components, Inc. ("Lippert"), supplies a broad array of highly engineered components for the leading original equipment manufacturers ("OEMs") in the recreation and transportation product markets, and the related aftermarkets of those industries, today reported first quarter 2023 results.

“Despite challenging wholesale and OEM environments, we delivered solid results in the first quarter of 2023, underscored by robust content growth and strong sequential margin expansion given current market conditions. Steadfast focus on our diversification strategy and continued operational improvements have positioned us to deliver sustained profitability, with performance in our adjacent industries and aftermarket businesses helping to partially offset the impact of lower RV OEM shipments. Despite wholesale RV declines, revenue and content per unit are substantially above pre-COVID levels. By leveraging our strong R&D capabilities, we are aggressively working to expand market share through product innovations to meet consumer demand for high-quality, sophisticated content,” commented Jason Lippert, LCI Industries’ President and Chief Executive Officer.

“As we navigate through this down cycle, largely driven by recent overproduction within the industry, we remain confident in the underlying strength of the outdoor lifestyle and are seeing continued retail demand coming out of spring shows. We are continuing to fortify our financial profile and have made significant progress towards our plan to reduce inventories by $300 million this year, supporting enhanced cash generation. With the efficiencies we’ve captured, combined with the continued performance of our diversified portfolio, we believe we are poised to continue our trajectory of strong performance and deliver substantial margin growth when RV OEM production recovers,” Lippert continued. “Our strong cultural foundation, veteran operational leadership, and dedicated team members keep us on track in our efforts to create long-term value for all stakeholders throughout 2023.”

First Quarter 2023 Results

Consolidated net sales for the first quarter of 2023 were $973.3 million, a decrease of 41 percent from 2022 first quarter net sales of $1.6 billion. Net income in the first quarter of 2023 was $7.3 million, or $0.29 per diluted share, compared to net income of $196.2 million, or $7.71 per diluted share, in the first quarter of 2022. EBITDA in the first quarter of 2023 was $52.5 million, compared to EBITDA of $301.5 million in the first quarter of 2022. Additional information regarding EBITDA, as well as a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure of net income, is provided in the "Supplementary Information - Reconciliation of Non-GAAP Measures" section below.

The decrease in year-over-year net sales for the first quarter of 2023 was primarily driven by decreased North American RV wholesale shipments and decreased selling prices which are indexed to select commodities, partially offset by acquisitions. Net sales from acquisitions completed in the twelve months ended March 31, 2023 contributed approximately $28.5 million in the first quarter of 2023.

The Company's average product content per travel trailer and fifth-wheel RV for the twelve months ended March 31, 2023, increased $1,027 to $5,881, compared to $4,854 for the twelve months ended March 31, 2022. The content increase in towables was primarily a result of organic growth, including pricing and new product introductions, market share gains, and acquisitions.

April 2023 Results

April 2023 consolidated net sales were approximately $338 million, down 37 percent from April 2022, primarily due to an approximate 51 percent decline in North American RV wholesale shipments compared to April 2022. April 2023 results were favorably impacted by our diversification efforts outside of the North American RV market, which made up approximately 40 percent of April 2023 consolidated net sales.

Income Taxes

The Company's effective tax rate was 24.8 percent for the quarter ended March 31, 2023, compared to 25.5 percent for the quarter ended March 31, 2022. The rate was benefited by an increase in the benefit related to the cash surrender value of life insurance.

Balance Sheet and Other Items

At March 31, 2023, the Company's cash and cash equivalents balance was $23.5 million, compared to $47.5 million at December 31, 2022. The Company used $26.6 million for dividend payments to shareholders, $17.2 million for capital expenditures, and $6.3 million for acquisitions in the three months ended March 31, 2023. The Company also made $36.1 million in net repayments under its revolving credit facility and $5.3 million in repayments under its term loan and other borrowings in the three months ended March 31, 2023.
The Company's outstanding long-term indebtedness, including current maturities, was $1.1 billion at March 31, 2023, and the Company remained in compliance with its debt covenants. The Company believes its current liquidity is adequate to meet operating needs for the foreseeable future.

Conference Call & Webcast

LCI Industries will host a conference call to discuss its first quarter results on Tuesday, May 9, 2023, at 8:30 a.m. Eastern time, which may be accessed by dialing (833) 470-1428 for participants in the U.S. and (404) 975-4839 for participants outside the U.S. using the required conference ID 489509. Due to the high volume of companies reporting earnings at this time, please be prepared for hold times of up to 15 minutes when dialing in to the call. In addition, an online, real-time webcast, as well as a supplemental earnings presentation, can be accessed on the Company's website, www.investors.lci1.com.

A replay of the conference call will be available for two weeks by dialing (866) 813-9403 for participants in the U.S. and (929) 458-6194 for participants outside the U.S. and referencing access code 129639. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

About LCI Industries

LCI Industries, through its wholly-owned subsidiary, Lippert, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting primarily of recreational vehicles and adjacent industries, including boats; buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors, and service centers, as well as direct to retail customers via the Internet. Lippert's products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; towing products; truck accessories; electronic components; appliances; air conditioners; televisions and sound systems; tankless water heaters; and other accessories. Additional information about Lippert and its products can be found at www.lippert.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to our financial condition, results of operations, profitability, margin growth, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, and industry trends, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, the impacts of COVID-19, or other future pandemics, the Russia-Ukraine war, and heightened tensions between China and Taiwan on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2023	2022	Months
(In thousands, except per share amounts)

Net sales	$973,310	$1,644,568	$4,535,885
Cost of sales	787,239	1,180,325	3,540,768
Gross profit	186,071	464,243	995,117
Selling, general and administrative expenses	166,028	194,542	691,747
Operating profit	20,043	269,701	303,370
Interest expense, net	10,394	6,252	31,715
Income before income taxes	9,649	263,449	271,655
Provision for income taxes	2,390	67,268	65,603
Net income	$7,259	$196,181	$206,052

Net income per common share:
Basic	$0.29	$7.75	$8.13
Diluted	$0.29	$7.71	$8.09

Weighted average common shares outstanding:
Basic	25,228	25,329	25,353
Diluted	25,293	25,461	25,478

Depreciation	$18,250	$17,954	$73,136
Amortization	$14,249	$13,858	$56,764
Capital expenditures	$17,159	$42,037	$105,763

LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2023	2022	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$330,553	$953,226	$1,994,912
Motorhomes	69,551	87,254	321,394
Adjacent Industries OEMs	358,069	356,102	1,361,155
Total OEM Segment net sales	758,173	1,396,582	3,677,461
Aftermarket Segment:
Total Aftermarket Segment net sales	215,137	247,986	858,424
Total net sales	$973,310	$1,644,568	$4,535,885

Operating (loss) profit:
OEM Segment	$(721)	$245,374	$233,055
Aftermarket Segment	20,764	24,327	70,315
Total operating profit	$20,043	$269,701	$303,370

Depreciation and amortization:
OEM Segment depreciation	$14,350	$14,502	$58,014
Aftermarket Segment depreciation	3,900	3,452	15,122
Total depreciation	$18,250	$17,954	$73,136

OEM Segment amortization	$10,450	$10,144	$41,559
Aftermarket Segment amortization	3,799	3,714	15,205
Total amortization	$14,249	$13,858	$56,764

LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	March 31,	December 31,
	2023	2022
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$23,465	$47,499
Accounts receivable, net	340,305	214,262
Inventories, net	909,385	1,029,705
Prepaid expenses and other current assets	91,624	99,310
Total current assets	1,364,779	1,390,776
Fixed assets, net	480,904	482,185
Goodwill	566,178	567,063
Other intangible assets, net	491,415	503,320
Operating lease right-of-use assets	248,575	247,007
Other long-term assets	57,516	56,561
Total assets	$3,209,367	$3,246,912

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term indebtedness	$25,450	$23,086
Accounts payable, trade	169,883	143,529
Current portion of operating lease obligations	35,516	35,447
Accrued expenses and other current liabilities	205,182	219,238
Total current liabilities	436,031	421,300
Long-term indebtedness	1,055,625	1,095,888
Operating lease obligations	224,451	222,478
Deferred taxes	31,405	30,580
Other long-term liabilities	102,344	95,658
Total liabilities	1,849,856	1,865,904
Total stockholders' equity	1,359,511	1,381,008
Total liabilities and stockholders' equity	$3,209,367	$3,246,912

LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2023	2022
(In thousands)
Cash flows from operating activities:
Net income	$7,259	$196,181
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	32,499	31,812
Stock-based compensation expense	4,695	6,517
Other non-cash items	877	1,771
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(123,072)	(240,404)
Inventories, net	131,708	(31,278)
Prepaid expenses and other assets	5,577	20,495
Accounts payable, trade	25,822	57,808
Accrued expenses and other liabilities	(10,689)	92,024
Net cash flows provided by operating activities	74,676	134,926
Cash flows from investing activities:
Capital expenditures	(17,159)	(42,037)
Acquisitions of businesses	(6,250)	(50,089)
Other investing activities	1,960	(219)
Net cash flows used in investing activities	(21,449)	(92,345)
Cash flows from financing activities:
Vesting of stock-based awards, net of shares tendered for payment of taxes	(8,888)	(10,569)
Proceeds from revolving credit facility	165,300	372,400
Repayments under revolving credit facility	(201,385)	(330,600)
Repayments under shelf loan, term loan, and other borrowings	(5,276)	(55,642)
Payment of dividends	(26,563)	(22,870)
Payment of contingent consideration and holdbacks related to acquisitions	—	(2,031)
Other financing activities	(12)	(4)
Net cash flows used in financing activities	(76,824)	(49,316)
Effect of exchange rate changes on cash and cash equivalents	(437)	(712)
Net decrease in cash and cash equivalents	(24,034)	(7,447)
Cash and cash equivalents at beginning of period	47,499	62,896
Cash and cash equivalents cash at end of period	$23,465	$55,449

LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended
	March 31,			Last Twelve
	2023		2022	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	61.2		152.2	330.8
Motorhome RVs	13.4		15.8	56.0
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	71.7	(2)	95.0	366.2	(2)
Impact on dealer inventories	(10.5)	(2)	57.2	(35.4)	(2)
Motorhome RVs	10.7	(2)	13.0	46.0	(2)

	Twelve Months Ended
	March 31,
	2023		2022
Lippert Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV	$5,881		$4,854
Motorhome RV	$3,985		$3,144

	March 31,			December 31,
	2023		2022	2022
Balance Sheet Data (debt availability in millions):
Remaining availability under the revolving credit facility (3)	$318.2		$129.8	$306.5
Days sales in accounts receivable, based on last twelve months	27.9		29.2	27.5
Inventory turns, based on last twelve months	3.3		4.7	3.5

	2023
Estimated Full Year Data:
Capital expenditures	$80 - $100 million
Depreciation and amortization	$130 - $140 million
Stock-based compensation expense	$25 - $30 million
Annual tax rate	24% - 26%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) March 2023 retail sales data for RVs has not been published yet, therefore 2023 retail data for RVs includes an estimate for March 2023 retail units. Retail sales data will likely be revised upwards in future months as various states report.
(3) Remaining availability under the revolving credit facility is subject to covenant restrictions.

LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

The following table reconciles net income to EBITDA.

	Three Months Ended March 31,
	2023	2022
(In thousands)
Net income	$7,259	$196,181
Interest expense, net	10,394	6,252
Provision for income taxes	2,390	67,268
Depreciation expense	18,250	17,954
Amortization expense	14,249	13,858
EBITDA	$52,542	$301,513
In addition to reporting financial results in accordance with U.S. GAAP, the Company has provided the non-GAAP performance measure of EBITDA to illustrate and improve comparability of its results from period to period. EBITDA is defined as net income before interest expense, net, provision for income taxes, depreciation expense, and amortization expense during the three month periods ended March 31, 2023 and 2022. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The measure is not in accordance with, nor is it a substitute for, GAAP measures, and it may not be comparable to similarly titled measures used by other companies.